UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2012

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On December 28, 2012, in conjunction with a going-private transaction approved by shareholders of the Company on December 27, 2012 (the "Going-Private Transaction"), the Company filed Articles of Amendment to its Articles of Incorporation whereby it authorized two separate and distinct classes of its common stock: Class A Common Stock and Class B Common Stock, where the only difference between the two classes is that the Class A Common Stock enjoys full voting rights and Class B Common Stock is only entitled to vote as a class on certain amendments to the Company's articles of incorporation and certain plans of merger as provided under Sections 180.1004 and 180.1103(4), respectively, of the Wisconsin Business Corporation Law. Pursuant to the Going-Private Transaction, shareholders of record of less than 15 shares of the Company's common stock received shares of Class B Common Stock, whereas shareholders of record of 15 or more shares of the Company's common stock had their shares renamed as Class A Common Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.
  The Company held a Special Meeting of Shareholders on December 27, 2012.

  The matters voted upon and the results of the voting were as follows:

1) Approval of the amendments to the Articles of Incorporation, contained in the Amended and Restated Articles of Incorporation:
For	Against	Abstain
75,010	3,926	1,367

2) Approval of the Reclassification of the Company's Stock into Class A Common Stock and Class B Common Stock:
For	Against	Abstain
75,590	3,932	941

Item 8.01 Other Events.

On January 2, 2013, the Company issued a press release announcing the voting results of its special meeting of shareholders held on December 27, 2012 to approve its Going-Private Transaction. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated January 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: January 2, 2013	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer

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